UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITIES BEFORE MARCH 9, 2025.

[CSE LEGEND FOR INSIDERS - IF APPLICABLE] WITHOUT PRIOR WRITTEN APPROVAL OF THE CANADIAN SECURITIES EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF, MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE CANADIAN SECURITIES EXCHANGE MARCH 9, 2025.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE

4:00 P.M. (VANCOUVER TIME) ON NOVEMBER 8, 2029.

WARRANT CERTIFICATE

LION COPPER AND GOLD CORP.

(Existing under the Business Corporations Act (British Columbia))

WARRANT CERTIFICATE NO. 4375135.[♦]	[♦]warrants entitling the holder to acquire, subject toadjustment, one common share in the capital of Lion Copper and Gold Corp. for each warrant represented hereby (the "Warrants").

THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED [♦] of [♦] (the "Holder") is entitled to acquire for each Warrant, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 4:00 p.m. (Vancouver Time) on November 8, 2029 (the "Expiry Time"), one fully paid and non-assessable common share ("Share") in the capital of Lion Copper and Gold Corp. (the "Company") at an exercise price of C$0.08 (US$0.06) per Share (the "Exercise Price"), upon the terms and conditions referred to in this Warrant Certificate.

The Warrants represented by this Warrant Certificate may only be exercised at the registered office of the Company at Suite 1200 - 750 West Pender Street, Vancouver, British Columbia, V6C 2T8, Canada. The Warrants are issued subject to the terms and conditions appended hereto as Schedule "A".

All dollar amounts referred to herein are expressed in Canadian dollars, unless otherwise indicated.

DATED this 8th day of November 2024.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by a duly authorized signatory.

LION COPPER AND GOLD CORP.

Per:
Authorized Signatory

(See terms and conditions attached hereto)

SCHEDULE "A"

TERMS AND CONDITIONS

ARTICLE 1

INTERPRETATION

1.1 Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a) "Board of Directors" means the board of directors of the Company;

(b) "Business Day" means a day on which Canadian chartered banks are open for the transaction of regular business in the City of Vancouver, British Columbia;

(c) "Capital Reorganization" has the meaning set out in Section 4.1 of these Terms and Conditions;

(d) "Company" means Lion Copper and Gold Corp. unless and until a successor corporation will have become such in the manner prescribed in Article 6, and thereafter "Company" will mean such successor corporation;

(e) "Company's Auditors" means an independent firm of accountants duly appointed as auditors of the Company;

(f) "DRS" means direct registration system;

(g) "Exemption" has the meaning ascribed to such term under Section 8.2 of this Warrant Certificate;

(h) "Exercise Price" has the meaning ascribed to it on the face page of this Warrant Certificate;

(i) "Expiry Time" has the meaning ascribed to it on the face page of this Warrant Certificate;

(j) "hereby", "herein" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression "Article" and "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions;

(k) "Holder" has the meaning ascribed to it on the face page of this Warrant Certificate;

(l) "Person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(m) "Shares" means the common shares in the capital of the Company;

(n) "U.S. Person" has the meaning set out in Section 8.3 of these Terms and Conditions;

(o) "U.S. Securities Act" means the United States Securities Act of 1933, as amended and rules and regulations promulgated thereunder;

(p) "Warrant Certificate" means the certificate to which these Terms and Conditions are attached; and

(q) "Warrants" means the warrants represented by this Warrant Certificate, each Warrant entitling the Holder to acquire one Share.

1.2 General

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3 Interpretation Not Affected by Headings

The division of these Terms and Conditions into articles and sections, and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

1.4 Applicable Law

The terms hereof and of the Warrants will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto.

1.5 Currency

Unless otherwise noted, all references to "$" or "dollars" are references to the lawful currency of Canada.

ARTICLE 2

ISSUE OF WARRANT

2.1 Issue of Warrants

That number of Warrants set out on the Warrant Certificate are hereby created and issued.

2.2 Additional Issuance of Securities

The Company may at any time and from time to time undertake further equity or debt financing and may issue additional Shares, warrants or grant options or similar rights to purchase Shares to any Person.

2.3 Issue in Substitution for Lost Warrants

If the Warrant Certificate becomes mutilated, lost, destroyed or stolen:

(a) the Company will issue and deliver a new Warrant Certificate, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

(b) the Holder will bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, will furnish to the Company such evidence of loss, destruction, or theft as will be satisfactory to the Company in its discretion. The Company may also require the Holder to furnish an indemnity in an amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company in connection therewith.

2.4 Warrantholder Not a Shareholder

The Warrants will not constitute the Holder a shareholder of the Company, nor entitle it to any right or interest in respect thereof except as may be expressly provided in the Warrant.

ARTICLE 3

EXERCISE OF THE WARRANT

3.1 Method of Exercise of the Warrant

The right to purchase Shares conferred by the Warrant Certificate may be exercised, prior to the Expiry Time, by the Holder surrendering the Warrant Certificate, with a duly completed and executed exercise form substantially in the form attached hereto as Schedule "B" and cash or a certified cheque or bank draft payable to or to the order of the Company, for the Exercise Price in lawful money of Canada, to the registered office of the Company at Suite 1200 - 750 West Pender Street, Vancouver, British Columbia, V6C 2T8, Canada.

3.2 Effect of Exercise of the Warrant

(a) Upon surrender and payment as aforesaid the Shares so subscribed for will be issued as fully paid and non-assessable shares and the Holder will become the Holder of record of such Shares on the date of such surrender and payment; and

(b) Within five Business Days after surrender and payment as aforesaid, the Company will forthwith cause the issuance to the Holder of a certificate or DRS statement for the Shares purchased as aforesaid.

3.3 Subscription for Less than Entitlement

The Holder may subscribe for and purchase a number of Shares less than the number which it is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Shares less than the number which can be purchased pursuant to the Warrant Certificate, the Holder will be entitled to the return of the Warrant Certificate with a notation showing the balance of the Shares which it is entitled to purchase pursuant to the Warrant Certificate which were not then purchased.

3.4 Expiration of the Warrant

After the Expiry Time all rights hereunder will wholly cease and terminate and the Warrant will be void and of no effect.

ARTICLE 4

ADJUSTMENTS

4.1 Adjustments

If at any time after the date hereof and prior to the Expiry Time, and provided that any Warrants remain unexercised, there will be:

(a) a reclassification of the Company's common shares, a change in the Company's common shares into other shares or securities, a subdivision or consolidation of the Company's common shares into a greater or lesser number of common shares, or any other capital reorganization, or

(b) a consolidation, amalgamation, arrangement, combination, or merger of the Company with or into any other corporation other than a consolidation, amalgamation, arrangement, combination or merger which does not result in any reclassification of the Company's outstanding common shares or a change of the Company's common shares into other shares or securities, (any of such events being called a "Capital Reorganization") any Holders who will thereafter acquire Shares pursuant to the Warrants will be entitled to receive, at no additional cost, and will accept in lieu of the number of Shares to which such Holder was theretofore entitled to acquire upon such exercise, the aggregate number of shares, other securities or other property which such Holder should have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof as the case may be, the Holder had been the registered holder of the number of Shares to which such Holder was theretofore entitled to acquire upon exercise of the Warrants. If determined appropriate by the Company acting reasonably, appropriate adjustments will be made in the application of the provisions set forth herein with respect to the rights and interests of the Holder relative to a Capital Reorganization, to the end that the provisions set forth herein will correspond as nearly as may be reasonably possible to the effect of the Capital Reorganization in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrants.

In case the Company, after the date hereof, will take any action affecting any securities of the Company, other than as previously set out herein, which in the opinion of the directors would materially affect the rights and interests of the Holder hereunder, the number of Shares or other securities which are issuable on the exercise of the Warrants will be adjusted in such manner, if any, and at such time as the directors, in their sole discretion, may determine to be equitable in the circumstances, provided that no such adjustment will be made unless all necessary regulatory approvals, if any, have been obtained. In the event of any question arising with respect to any adjustment provided for herein, such question will be conclusively determined by a firm of chartered accountants appointed by the Company at its sole discretion (who may be the Company's Auditors) and any such determination will be binding upon the Company and the Holder.

No adjustment will be made in respect of any event described herein if the Holder is entitled to participate in such event on the same terms, without amendment, as if the Holder had exercised the Warrants prior to or on the effective date or record date of such event. The adjustments provided for herein are cumulative and such adjustments will be made successively whenever an event referred to herein will occur, subject to the limitations provided for herein. No adjustment will be made in the number or kind of securities which may be acquired on the exercise of a Warrant unless it would result in a change of at least one-hundredth of a Share or other security. Any adjustment which may by reason of this paragraph not be required to be made will be carried forward and then taken into consideration in any subsequent adjustment.

Notwithstanding any adjustments provided for herein or otherwise, the Company will not be required, upon the exercise of any Warrants, to issue fractional Shares or other securities in satisfaction of its obligations hereunder and, except as provided for herein, any fractions will be eliminated. To the extent that the Holder would otherwise be entitled to acquire a fraction of a Share or other security, such right may be exercised in respect of such fraction only in combination with other rights which in the aggregate entitle the Holder to acquire a whole number of Shares or other securities. The Holder will be entitled, upon the elimination of any fraction of a Share or other security, to be paid in cash for the fair market value for the securities so eliminated, always provided that the Company will not be required to make any payment if for less than $10.

4.2 Voluntary Adjustment by the Company

Subject to requisite regulatory approval, the Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

4.3 Notice of Adjustment

Whenever the number of Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Shares is adjusted, as herein provided, the Company will send to the Holder, notice of such adjustment or adjustments.

4.4 No Adjustment for Dividends

Except as provided in Section 4.1 of this Article 4, no adjustment in respect of any dividends will be made during the term of a Warrant or upon the exercise of a Warrant.

4.5 Preservation of Purchase Rights Upon Merger, Consolidation, etc.

In connection with any consolidation of the Company with, or amalgamation, arrangement, merger or any other business combination of the Company with or into, another corporation or corporations (including, without limitation, pursuant to a takeover bid, tender offer or other acquisition of all or substantially all of the outstanding Shares) or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, will execute with the Holder an agreement that the Holder will have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, amalgamation, arrangement, business combination merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Holder will be bound to accept such shares and other securities and property in lieu of the Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property will be made during the term of a Warrant or upon the exercise of a Warrant. Any such agreement will provide for adjustments, which will be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule "A". The provisions of this Section 4.5 will similarly apply to successive consolidations, mergers, amalgamations, arrangements, business combinations, sales, transfers or leases.

4.6 Determination of Adjustments

If any questions will at any time arise with respect to the Exercise Price, such question will be conclusively determined by the Company's Auditors, or, if they decline to so act, any other firm of chartered professional accountants, that the Company may designate and the Holder, acting reasonably, may approve, and who will have access to all appropriate records and such determination will be binding upon the Company and the Holder.

ARTICLE 5

COVENANTS BY THE COMPANY

5.1 Reservation of Shares

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Shares to satisfy the rights of acquisition provided for in the Warrant Certificate.

5.2 Issuance of Shares/Listing

The Company covenants and agrees that all Shares which will be so issuable upon exercise of the Warrants, upon issuance, will be issued as fully paid and non-assessable and free from all liens, charges and encumbrances. The Company will use its reasonable commercial efforts to maintain the listing of its Shares on a stock exchange or trading system until the Expiry Time.

ARTICLE 6

MERGER AND SUCCESSORS

6.1 Company May Consolidate, etc. on Certain Terms

Nothing herein contained will prevent any consolidation, amalgamation, arrangement, merger or other business combination of the Company with or into any other company or companies, or a conveyance or transfer of all or substantially all the properties and estates of the Company as an entirety to any company lawfully entitled to acquire and operate same, provided, however, that the company formed by such consolidation, amalgamation, arrangement, merger or other business combination or which acquires by conveyance or transfer all or substantially all the properties and estates of the Company as an entirety will, simultaneously with such amalgamation, arrangement, merger, business combination, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

6.2 Successor Company Substituted

In case the Company, pursuant to Section 6.1 will be consolidated, amalgamated, arranged, merged or combined with or into any other company or companies or will convey or transfer all or substantially all of its properties and estates as an entirety to any other company, the successor company formed by such consolidation, amalgamation, merger, arrangement or business combination into which the Company will have been consolidated, amalgamated, arranged, merged or combined or which will have received a conveyance or transfer as aforesaid, will succeed to and be substituted for the Company hereunder and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, arrangement, merger, business combination or transfer.

ARTICLE 7

AMENDMENTS

7.1 Amendment, etc.

Other than pursuant to Section 4.2 hereof, this Warrant Certificate may only be amended by a written instrument signed by the Company and the Holder.

ARTICLE 8

TRANSFERS AND RESTRICTIONS

8.1 Transfer

Subject to applicable securities legislation and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the rules of any stock exchange upon which the Shares may be listed, the Warrants evidenced hereby (or any portion thereof) may be assigned or transferred by the Holder to a third party, provided that the Holder delivers a duly completed and executed transfer form attached hereto as Schedule "C" to the Company.

The rights and obligations of the parties hereunder will be binding upon and enure to the benefit of their successors and permitted assigns.

8.2 Legending of Certificates

The Warrants have been (and any Shares issued upon exercise of the Warrants will be) issued pursuant to an exemption (an "Exemption") from the registration and prospectus requirements of applicable securities law. To the extent that the Company relies on such Exemption, the securities will be subject to restrictions on resale and transferability contained in applicable securities laws.

In the event that any of the securities which may be acquired hereunder are subject to a hold period, or any other restrictions on resale and transferability, the Company may place a legend on the certificates or DRS statements representing the securities as may be required under applicable securities laws (and United States securities laws, if applicable) or the requirements of any stock exchange or other market, or as it may otherwise deem necessary or advisable.

Any certificate or DRS statement representing Shares issued upon exercise of this Warrant prior to July 9,

2024 will bear the following legend:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 9, 2025."

and where required pursuant to the policies of the Canadian Securities Exchange:

"WITHOUT THE PRIOR WRITTEN APPROVAL OF THE CANADIAN SECURITIES EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE CANADIAN SECURITIES EXCHANGE MARCH 9, 2025."

The Holder understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations or applicable Canadian laws, the certificates representing the Shares issued upon exercise of this Warrant, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS."

8.3 U.S. Restrictions

The Warrants represented hereby and securities which may be acquired hereunder have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and the Warrants represented hereby may not be exercised in the United States or by or on behalf of any U.S. person, as that term is defined in Regulation S under the U.S. Securities Act (a "U.S. Person"), unless an exemption is available from the registration requirements under the U.S. Securities Act. A Holder who is in the United States, is a U.S. Person may meet the requirements for such exemption if: (i) the Holder represents that it is an "accredited investor" as defined in Rule 501(a) of Regulation D under the U.S. Securities Act, who was the original U.S. purchaser of the Warrants from the Company, or (ii) the Holder represents that it is the original purchaser of the Warrants from the Company that is exercising the Warrant in an "offshore transaction" (as defined in Regulation S under the U.S. Securities Act); provided that the Company may require further information from the Holder to confirm such status, and in any event, reserves the right to refuse the exercise of the Warrants, if such exercise would not comply with the U.S. Securities Act or applicable state laws. If the Company refuses the exercise on the basis that it would not comply with the U.S. Securities Act or applicable state laws, or if the Holder hereof is in the United States or is a U.S. Person and is not the original purchaser of the Warrants from the Company, the Company will accept a request for the exercise of the Warrants upon the Holder furnishing an opinion of counsel of recognized standing in form and substance satisfactory to the Company to the effect that the Warrants may be exercised without registration or qualification under United States federal or state laws.

ARTICLE 9

NOTICE

9.1 Notice

Other than as set out above, any notice to be given hereunder to the Holder will be given in writing and either delivered, mailed by prepaid first class post to the Holder at the address indicated on the Warrant, emailed to the Holder at an email address provided to the Company by the Holder or an email address used by the Holder to correspond with the Company, or at such other address as the Holder may hereafter designate by notice in writing. If such notice is delivered, it will be deemed to have been given at the time of delivery; if such notice is sent by mail, it will be deemed to have been given 48 hours following the date of mailing thereof; if such notice is sent by email, it will be deemed to have been given at the time of transmission. In the event of a mail strike or disruption in postal service at or prior to the time a notice is deemed to have been received by mail, such notice will be delivered.

[End of Terms and Conditions]

B-1

SCHEDULE "B"

EXERCISE FORM

TO: LION COPPER AND GOLD CORP.

Terms which are not otherwise defined herein will have the meanings ascribed to such terms in the Warrant Certificate held by the undersigned and issued by Lion Copper and Gold Corp. (the "Company").

(1) The undersigned hereby exercises the right to acquire __________________ common shares ("Shares") of the Company in accordance with and subject to the provisions of such Warrant Certificate and herewith makes payment of the purchase price in the amount of C$______________ in full for the said number of Shares, subject to adjustment in accordance with the terms of the Warrant Certificate.

(2) The undersigned hereby represents, warrants and certifies to the Company that at the time of exercise

(PLEASE CHECK [✓] ONE OF THE FOLLOWING):

A. ☐ The undersigned holder (i) is not in the United States, (ii) is not a U.S. person ("U.S. Person"), as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), (iii) is not exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, (iv) did not execute or deliver this exercise form in the United States, and (v) delivery of the underlying shares will not be to an address in the United States; OR

OR

B. ☐ The undersigned holder (a) is the original U.S. purchaser of the Warrants, (b) is exercising the Warrants for its own account, and (c) is an "accredited investor" as defined in Rule 501(a) of Regulation D under the U.S. Securities Act at the time of exercise of the Warrants; OR

OR

C. ☐ If the undersigned holder is (i) a holder in the United States, (ii) a U.S. Person, (iii) a person exercising for the account or benefit of a U.S. Person or a person in the United States, (iv) executing or delivering this exercise form in the United States or (v) requesting delivery of the underlying shares in the United States, the undersigned holder has delivered to the Corporation and the Corporation's transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Corporation) to the effect that the offer and sale of the Warrant Shares to be delivered upon exercise of the Warrants is exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws.

(3) The undersigned hereby irrevocably directs that the said Shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares

Note: If further nominees are intended, please attach (and initial) a schedule giving these particulars.

If any Shares are to be issued to a person or persons other than the undersigned holder, the undersigned holder must pay all applicable transfer taxes or other government charges.

If any Warrants represented by this Warrant Certificate are not being exercised, a new Warrant Certificate will be issued and delivered with the share certificates.

THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF WILL BE SUBJECT TO

RESTRICTIONS ON RESALE UNDER U.S. SECURITIES LAWS.

B-2

DATED this _____ day of _______________, 20_____.

Signature Guaranteed (if applicable)	(Signature of registered holder or Authorized Signatory if a corporation)

If applicable, print Name and Office/Title of Signatory

Print full name of registered holder as on the Warrant Certificate

Print full address

Instructions:

1. The registered Holder may exercise its right to receive Shares by completing this form and surrendering this form, the ORIGINAL Warrant Certificate representing the Warrants being exercised and the purchase price to the registered office of the Company at Suite 1200 - 750 West Pender Street, Vancouver, British Columbia, V6C 2T8, Canada. Cheques representing the purchase price should be made payable to the Company.

2. If the Exercise Form indicates that Shares are to be issued to a person or persons other than the registered Holder of the Warrant Certificate, the signature of such Holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3. If the Exercise Form is signed by a trustee, exercise, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

4. If box (2)C above is checked, any opinion tendered must be from counsel of recognized standing in form and substance satisfactory to the Company. Holders planning to deliver an opinion of counsel in connection with the exercise of the Warrants should contact the Company in advance to determine whether any opinions tendered will be acceptable to the Company.

C-1

SCHEDULE "C"

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(Please print or typewrite name and address of assignee)

___________________ Warrant(s) represented by the within certificate, and do(es) hereby irrevocably constitute and appoint

__________________________________________________________________________ the attorney of the undersigned to transfer the said Warrants maintained on the books of Lion Copper and Gold Corp. with full power of substitution hereunder.

DATED this _____ day of _______________, 20_____.

Signature of Holder

Signature Guarantee	Name of Holder (please print)

The signature of the Holder to this assignment must correspond exactly with the name of the Holder as set forth on the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and the signature must be guaranteed by a Canadian chartered bank or by a Canadian trust company or by a medallion signature guarantee from a member of a recognized Medallion Signature Guarantee Program.